EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2005, relating to the financial statements of Nautilus, Inc. (formerly The Nautilus Group, Inc.), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Nautilus, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Portland, Oregon

June 22, 2005